Exhibit 99.1

Altimmune Closes Series B Preferred Stock Offering

GAITHERSBURG, MD, August 21, 2017 — Altimmune, Inc. (Nasdaq: ALT), a clinical-stage immunotherapeutics company, today announced it has closed its offering of approximately 15,656 shares of Series B convertible preferred stock and warrants. The Company received approximately $13.0 in net proceeds from the offering, after deducting the placement agent fee, an additional fee related to the Company’s completed merger paid to the placement agent, and the Company’s estimated offering expenses. Altimmune intends to use the net proceeds from the offering for the continued advancement of development activities for its clinical-stage product pipeline, general corporate purposes, and strategic growth opportunities.

The investors in the offering include Novartis Venture Fund, HealthCap and Truffle Capital. Piper Jaffray & Co. acted as sole placement agent, and Proskauer Rose LLP represented Altimmune, in connection with the Offering.

The offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-217034), including a base prospectus, which was filed with the U.S. Securities and Exchange Commission on March 30, 2017 and declared effective by the Commission on April 6, 2017. The securities were offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement. A prospectus supplement related to the offering was filed with the SEC and is available at the SEC’s website at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement also may be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55401, telephone: (800) 747-3924, email: prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Altimmune

Altimmune is a clinical-stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of disease and on the development of two next-generation anthrax vaccines that are intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines. The company has two proprietary platform technologies, RespirVec and Densigen, each of which has been shown to activate the immune system in distinctly different ways than traditional vaccines.

Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, the completion of, or the use of proceeds, from the offering, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any product or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. (the “Company”) may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: realizing the benefits of the merger between Altimmune, Inc. and PharmAthene, Inc.; clinical trials and the commercialization of proposed product candidates (such as marketing, regulatory, product liability, supply, competition, dependence on third parties and other risks); the regulatory approval process; dependence on intellectual property; the Company’s BARDA contract and other government programs, reimbursement and regulation; and the lack of financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Form 10-K filed March 14, 2017, Form 10-Q filed August 14, 2017 and in the Form 8-K filed on August 17, 2017, which are available at www.sec.gov.

Altimmune Contacts

Bill Enright

President and CEO

Phone: 240-654-1450

Email: enright@altimmune.com

Matthew Duffy

Investor Relations

Phone: 212-915-0685

Email: matthew@lifesciadvisors.com